Exhibit 99(a)(1)(D)

Blue Owl Credit Income Corp. Notice of Withdrawal Form Blue Owl Credit Income Corp. (referred to herein as the “Company” or “OCIC”) Offer to Repurchase Date: August 24, 2023 Expiration Date: September 29, 2023 at 7:00PM Eastern Time To have your previously submitted repurchase canceled, this Notice of Withdrawal form must be received in good order no later than the expiration date listed above (unless the oer is extended). Do not submit this form to submit a repurchase request. 1 | Repurchase Withdrawal By selecting here, the undersigned Shareholder of OCIC hereby withdraws the tender of his, her, or its Shares of OCIC, which the Shareholder submitted by a Tender Authorization form dated August 24, 2023. The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal Form, properly executed, the Shares previously tendered will not be purchased by OCIC. Name of Investor(s)/Entity OCIC Account Number SSN/Tax ID Number Share Class (select one) Class S Class D Class I 2 | Authorization and Signature of Investors By signing below, the Investor hereby: authorizes OCIC to withdraw the tender request on file; and certifies and represents that [he/she/it] has full power, authority, and capacity to execute this Notice of Withdrawal Form; and the information provided above is true and correct. Each Investor must sign below: Investor or Authorized Person Signature Date Joint Investor or Authorized Person Signature Date Once completed, send to: Any questions? Email: BlueOwl.Repurchases@dstsystems.com Email: ServiceDesk@blueowl.com Overnight Mail: OCIC c/o DST Systems, Inc. as Processing Agent, 430 W 7th Street, Suite 219398, Kansas City, MO 64105 Toll Free: 1-844-331-3341